UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2010

GLOBAL AXCESS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 31, 2010, the board of directors (the “Board”) of Global Axcess Corp, a Nevada corporation (the “Company”), adopted amendments to the Company’s Net Enterprise Value Special Transaction Plan (the “Plan”).  The amendments extend the term of the Plan to December 31, 2011, remove certain participants from the Plan and revise the participants’ percentages in the Plan.

The foregoing description of the amendments to the Plan is a summary and is not complete.  Reference is made to the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On March 31 2010, the Board adopted amended and restated By-Laws of the Company (the “By-Laws”), effective March 31, 2010.  Below is a description of the amendments:

(i)  annual meetings shall be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting (the previous provision provided that annual meetings shall be held in Los Angeles, California);

(ii)  notices of meetings shall also state the means of electronic communications by which stockholders and proxies shall be deemed to be present;

(iii)  notices of meetings shall be mailed or sent by a form of electronic transmission that has been previously consented to by the applicable director or stockholder (the previous provision provided that notices shall be delivered personally or by mail);

(iv)  action on a matter, other than the election of directors, by the stockholders is approved if a quorum is present and the votes cast by the stockholders favoring the action exceed the votes cast opposing the action (the previous provision provided that the vote of the majority of the holders of the stock having voting power shall decide any question);

(v)  the number of directors which shall constitute the whole Board shall be a minimum of four and a maximum of nine (the previous provision provided that the number of directors shall be three);

(vi)  a regular meeting of the Board shall be held, without other notice, immediately after the annual meeting (the previous provision provided that such meeting shall be at such time and place as fixed by the vote of stockholders); and

(vii)  the Company shall keep in its principal executive office the original or a copy of the By-Laws which shall be open to inspection to shareholders.

The foregoing description of the amendments to the By-Laws is a summary and is not complete.  Reference is made  to the By-Laws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.05    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)           On March 31, 2010, the Board adopted an amended and restated Code of Ethics and Business Conduct of the Company (the “Code of Ethics”), effective March 31, 2010.  Below is a description of the amendments:

(i)  the Board is responsible for setting the standards of business conduct contained in the Code of Ethics and the Company’s chief executive officer will oversee the procedures designed to implement the Code of Ethics;

(ii)  Company records belong to the Company and should not be removed from Company property except for legitimate business reason;

(iii)  the Company’s management has primary responsibility for establishing and monitoring adequate systems of internal accounting and controls, and the Company’s auditors monitor and document compliance with these internal controls;

(iv)  employees possessing confidential information shall not use such information for personal gain;

(v)  no Company funds or other property shall be used for any unlawful purpose and no employee may engage in any act that involves theft, fraud, embezzlement, misappropriation or wrongful conversion of any property; and

(vi)  directors, officers and employees shall report any known or suspected violations of laws, governmental regulations or the Code of Ethics, and the Company will not allow any retaliation against a director, officer or employee who acts in good faith in reporting any such violation.

The foregoing description of the amendments to the Code of Ethics is a summary and is not complete.  Reference is made to the Code of Ethics, which is filed as Exhibit 14.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	By-Laws, amended and restated as of March 31, 2010
	10.1	Net Enterprise Value Special Transaction Plan
	14.1	Code of Ethics and Business Conduct, amended and restated effective March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

By:	/s/ Michael Loiacono
Name: Michael Loiacono
Title: Chief Financial Officer

Dated: April 6, 2010